AGREEMENT REGARDING CERTAIN
               CONTRACTS, RECEIVABLES AND PAYABLES


          THIS AGREEMENT REGARDING CERTAIN CONTRACTS, RECEIVABLES
AND PAYABLES (the "Agreement") dated as of December 1, 1995, is made and entered into by and between Acumenics Research &
Technology, Inc. ("Seller") and Labat-Anderson Incorporated
("Purchaser").

                             RECITALS

          A.   The parties hereto have entered into an Asset
Purchase Agreement dated as of December 1, 1995 (the "Purchase
Agreement") providing for the purchase by Purchaser of substantially all of Seller's assets (other than accounts receivable).

          B. Purchaser wishes to acquire from Seller and Seller wishes to transfer to Purchaser, pursuant to the terms of the Purchase Agreement, the Seller's obligations and benefits under Contract No. 3C-G-ENR-0052, including Option Periods thereunder, (the "Contract") through the novation process set forth in FAR
42.1201 et. seq. and assign certain subcontracts with third parties which are listed on the attached Schedule A as provided therein (the "Subcontracts").

          C. The parties hereto will not have obtained all necessary approvals of the novation of the Contract by the Government or the necessary consents to the purchase and assignment of the Subcontracts prior to the effective date hereof
(the "Closing Date").

          D. The parties hereto wish to provide for the transition administration of such contracts after the Closing
Date.

          E. The parties hereto also wish to provide for orderly settlement and allocation of accounts receivable and accounts payable with respect to periods before and after the Closing Date;

          NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1.        General Provisions Regarding Contracts.

          1.1 From and after the Closing Date, Purchaser shall perform any and all services and make any payments required to be performed or paid as required under the Contract and Subcontracts. Seller hereby authorizes Purchaser to act on its behalf and, as necessary, in its name, for purposes of carrying out these services and making these payments.





          1.2 Purchaser shall assume all obligations or liabilities under the Subcontracts arising on or after the Closing Date, and Seller shall retain all such obligations and liabilities arising before the Closing Date.

          1.3 Retention of Books and Records. For a period of seven years after the date hereof, the parties shall retain their books or records relating to the Contract and Subcontracts, and shall provide each other access, during regular business hours and upon reasonable prior notice, to all such records.

2.        Novation of Contract.

          2.1  The parties hereto shall take all other
appropriate actions and execute and furnish all documents, instruments or conveyances of any kind that may be necessary or reasonably advisable to carry out the novation of the Contract, as soon as possible after they become necessary or reasonably advisable (it being the intent of the parties, among other things, that the novation of the Contract occur as soon as possible after the Closing Date), including insuring that all steps are taken and all financial and other information is delivered and filed with the United States Government ("Government") in order to effect novation to Purchaser of the Contract. Such actions shall include, without limitation, all actions required to be taken under 42 C.F.R. Subpart 42.12 or any successor provision and the execution of a novation agreement in the form specified therein, or as modified with the consent of all of the parties thereto.

3.        Subcontracts

          The parties hereto shall take all appropriate action to assign the Subcontracts prior to the novation of the Contract.

4.        Invoicing and Payments under the Contract.

          4.1 Purchaser shall prepare and submit to the Seller for review and approval, within two business days of the end of each contract invoicing period, appropriate invoices in the name of Seller under the Contract until such Contract has been novated or assigned. Seller shall advise Purchaser of any information necessary for invoice preparation and shall supply such information in a timely fashion.

          4.2 After the novation or assignment of the Contract, Purchaser shall invoice the customer in its own name.

          4.3 Contemporaneously with the Closing Date, Seller shall execute and deliver to Purchaser a contract modification, in substantially the same form as Attachment 1 hereto, addressed to the relevant contracting officer and disbursing officer for

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the Contract, directing that all payments under invoices
beginning November 25, 1995 under the Contract should be made to the following account and address:

          Signet Bank/VA/GCLU
          Assignee of Labat-Anderson, Inc.
          P.O. Box 2329
          Merrifield, VA  22116-2329
          Fed ID # 54-00740037
          ABA # 051006778

Seller agrees that it will take no further action to change the payment address or wire instructions under the Contract unless instructed to do so by Purchaser.

          4.4 Any payment received by Seller for services performed under the Contract after the Closing Date shall be forwarded to Purchaser within 2 days of receipt. Seller shall give Purchaser an accounting on a weekly basis of any payments Seller receives for services after the Closing Date under the Contract. Seller hereby authorizes Purchaser to endorse and deposit any checks received with respect to any services performed after the Closing Date into Purchaser's account.

          4.5 Purchaser shall, on a weekly basis, give Seller an accounting of all payments received with regard to the Contract until it has been novated and shall forward to Seller within 2 days of receipt, at 9990 Lee Highway, Fairfax, Virginia 22030 an amount equal to all payments under the Contract with respect to services performed by Seller prior to the Closing Date.

          4.6 For the period of November 25, 1995 through November 30, 1995, Seller shall prepare the appropriate invoice for inclusion by Purchaser in the December invoice of the government under the contract. Purchaser acknowledges that payment for services received on such invoice will include services rendered by Seller, and shall forward to Seller payment for such services within 2 days of receipt of payment from the customer. Seller and Purchaser shall cooperate in preparing and agreeing on a reconciliation of amounts due Seller and Purchaser for such invoice.

          4.7 The Contract provides for labor and pricing adjustments, which may be done retroactively by the Government. Upon such adjustment, Purchaser shall notify Seller, and the parties shall cooperate in determination of the appropriate amount to be billed under the Contract taking into account the adjustment. Purchaser shall invoice the Government promptly for any excess wages found to be due under a wage determination by the Government for the wages and fees. Seller will provide Purchaser with an invoice, for consulting fees, and Purchaser shall forward to Seller, payment for such services within 2 days

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of receipt of payment from the Government, including the fees due thereunder, if accepted and paid by Government. Seller shall pay its former employees. Purchaser will cooperate with Seller in providing current addresses for these employees.

5.        Amendments Prior to Novation; Disputes; Claims.

          5.1 Prior to the execution of a consent by the Government for the novation agreement among Purchaser, Seller, and the Government, Seller agrees that it shall not request, propose, agree to and/or consent to any amendment, modification, (except as to place of payment) supplement, termination, extension, abandonment, suspension of and/or any other change in or to the Contract (together, an "Amendment") without the prior written consent of Purchaser. Seller hereby authorizes Purchaser, in Seller's name, to request, propose, agree to and/or consent to all such Amendments.

          5.2 If, prior to the date of novation of the Contract a dispute or objection arises with the customer relating to such Contract (a "Dispute") relating to payments for services performed on or after the Closing Date, or if Purchaser believes that there is a basis for asserting a claim against the customer under the Contract, Seller shall cooperate with Purchaser to the extent necessary to permit Purchaser, at Purchaser's expense and in Seller's name, to submit, prosecute, respond to, settle, compromise or otherwise resolve such claim or Dispute, at Purchaser's discretion.

          5.3 If, at any time, a Dispute arises with the customer relating to payments for work performed on or prior to the Closing Date, or if Seller believes that there is a basis for asserting a claim against the customer under the Contract for such payment, Purchaser shall cooperate with Seller to the extent necessary to permit Seller, at Seller's expense, to submit, prosecute, respond to, settle, compromise or otherwise resolve such claim or Dispute in its own name. To the Seller's knowledge, no such claims or disputes are known to the Seller as of the date hereof.

          5.4 Nothing herein shall limit Purchaser's right, following novation of the Contract, to submit, prosecute, respond to, settle, compromise or otherwise resolve claims or Disputes relating to such Contract.

6.        Performance by Seller following the Closing Date.

          6.1 Seller shall have performed services and delivered goods under the Contract following the Closing Date. Seller agrees to prepare an invoice reflecting such performance and deliveries, and Purchaser agrees to pay Seller for such goods and services at Closing, or as soon thereafter as practicable.






7.        Invoicing and Payment under the Subcontracts.

          7.1 All amounts payable under the Subcontracts for services and goods incurred prior to the Closing Date and invoiced to the Government prior to the Closing Date shall be paid by Seller. All amounts payable under the Subcontracts for services and goods incurred prior to the Closing Date but not yet invoiced to the Government, and those from the Closing Date of the Agreement shall be payable by Seller following receipt of payment from Purchaser out of funds paid on invoices to the Government under the Contract as provided in Section 4.3.

          7.2 Seller shall forward to Purchaser all invoices received under the Subcontracts for services and goods incurred prior to the Closing Date but not yet invoiced to the Government and those delivered after the Closing Date following receipt of payment from Purchaser. Seller agrees to pay all such invoices, in Seller's name, in accordance with the terms of the respective Subcontract, Purchaser shall pay to Seller a fee of 10% of each such invoice for its services in consulting.

8.        Power of Attorney.

          Seller hereby appoints Purchaser and its successors and assigns, as the attorney-in-fact, with full power of substitution, of Seller, for the purpose of carrying out the provisions set forth in this Agreement and taking any action and executing any instruments that such attorney-in-fact may deem necessary or advisable to accomplish the purposes thereof, which appointments are coupled with an interest and are irrevocable.

9.        Assumption of Liabilities; Indemnity.

          9.1 By the terms of the Asset Purchase Agreement the Purchaser has assumed all of the liabilities of the Seller relating to the Contract and the performance thereunder. Seller shall indemnify, defend and hold harmless the Purchaser and Purchaser's shareholders, directors, officers, employees and agents, and their respective heirs, administrators, successors and assigns (collectively, "Indemnified Parties") of each of the foregoing, from, against and in respect of any and all losses, liabilities, judgments, fines, penalties, assessments, settlements, damages, costs or expenses including, without limitation, reasonable costs of investigation, reasonable attorney's fees and other reasonable legal costs and expenses incident to any of the foregoing or to the enforcement of this provision ("Losses") relating or in any way connected to the Contract, its performance, those employed thereunder or any matter related thereto for the time period prior to the Closing, or resulting from or incident to Seller's acts or omissions in connection with the performance of the Subcontracts prior to the Closing, or of this Agreement after the Closing.

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          9.2  The indemnifications provided herein shall apply
to all matters relating to the Contract without limitation as to time.

          9.3 Purchaser shall indemnify Seller, and its Indemnified Parties, for any Losses relating or in any way connected to the Contract, its performance, those employed thereunder or any matter related thereto for the time period from and after the Closing, or resulting from or incident to Purchaser's acts or omissions in connection with the performance of this Agreement and the Subcontracts from and after the Closing
Date.

          9.4 The indemnification obligations shall survive the Closing Date, shall survive the novation agreement with respect to the Contract, and shall survive the assignment of the Subcontracts.

10.       Miscellaneous

          10.1 All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be deemed duly given (a) one Business Day after delivery, if delivered personally, (b) seven Business Days after posting, if mailed by registered or certified first class mail (return receipt requested) or (c) one Business Day after dispatch, if sent by telefax (with a confirmatory mailing as provided in (b) by the sender) to the parties at the following addresses (or at such other address for the party as shall be specified by like notice):

               (i)  If to Seller to:

                    Acumenics Research & Technology, Inc.
                    c/o Hadron, Inc.
                    9990 Lee Highway
                    Fairfax, Virginia  22030
                    Attn:  S. Amber Gordon
                           Secretary
                    Telefax No: (703) 359-6409

                    with a copy to:

                    McGuire, Woods, Battle & Boothe, L.L.P.
                    8280 Greensboro Drive
                    McLean, Virginia  22102
                    Attn:  William C. Haney
                    Telefax No: (703) 712-5050





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               (ii)  If to Purchaser to:

                    Labat-Anderson Incorporated
                    8000 Westpark Drive, Suite 400
                    McLean, Virginia 22102
                    Attn: Walter S. Malinowski
                          President
                    Telefax No: (703) 506-4646

                    with a copy to:

                    Leonard, Ralston, Stanton & Remington
                    1000 Thomas Jefferson Street, Suite 609
                    Washington, D.C.  20007
                    Attn: David T. Ralston, Jr.
                    Telefax No: (202) 298-7810

           Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions.

          10.2 The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless the context otherwise requires as used herein, words in the singular shall include words in the plural and vice versa, and words in one gender shall include words in the other gender.

          10.3 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          10.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and the provisions of Article IX shall inure to the benefit of the indemnified parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

          10.5 This Agreement, Asset Purchase Agreement, and Articles of Transfer constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the transactions contemplated hereby. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth therein. This Agreement, the exhibits hereto, the Seller Disclosure Schedule and the Purchaser


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Disclosure Schedule may be amended only by a writing signed by
Seller and Purchaser. To the extent there is any inconsistency in the documents, the Asset Purchase Agreement shall control.

          10.6 This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia without regard to its laws or regulations relating to conflicts of laws.

          10.7 This Agreement is not intended to and shall not violate FAR 42.1201 et. seq., and confer upon any other entity, other than the parties hereto, any rights or remedies with respect to the subject matter hereof.

          10.8 If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable.

          10.9 Each of the Purchaser and Seller agrees to take any and all further actions reasonably requested of it by the other party after the Closing Date to effectuate the novation and this Agreement.

          10.10 This Agreement shall terminate upon the termination of the Contract except that the following provisions shall survive termination: Sections 4.4, 4.7, 5.2, 9.1, 9.2,
9.3, and 9.4.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers.

                              LABAT-ANDERSON INCORPORATED

Corporate Seal:               By:  /S/ Walter S. Malinowski
                                 ____________________________
Attest:                          Walter S. Malinowski, President
/S/ Lydia Theunissen
________________________
          Secretary
                              ACUMENICS RESEARCH & TECHNOLOGY,
INC.

Corporate Seal:          By:  /S/ George E. Fowler

_____________________________________
Attest:                     George E. Fowler, Acting President








/S/ S. Amber Gordon
________________________
          Secretary






















































        Agreement Regarding Certain Contracts/Subcontracts

                            Schedule A

          The following is a list of "sub-contracts" for
Acumenics:

          1. Consultant Agreement between Robert C. Campbell and Acumenics dated October 22, 1995.

          2.   Consultant Agreement between Veronica M. Welch and
Acumenics dated November 3, 1995.

          3.   Consultant Agreement between Fred E. Bond, Jr. and
Acumenics dated March 23, 1995.

          4.   Consultant Agreement between Randolph P. Blum and
Acumenics dated July 10, 1995.

          5.   Consultant Agreement between Patrick C. Fisher and
Acumenics dated October 1, 1995.

          6.   Consultant Agreement between Patrick H. Garrett,
Ph.D. and Acumenics dated October 1, 1995.

          7.   Memorandum agreement between Acumenics and J.
Andrew Lavan dated July 27, 1995 regarding market lead generation activity and compensation.

          8.   Subcontract Agreement between Acumenics and
Infobahn, Inc. dated August 24, 1995.

          9.   Consultant Agreement between Stephen W. Mable and
Acumenics dated October 1, 1995.

          10.  Consultant Agreement between Robert A. Meek and
Acumenics dated March 23, 1995.

          11.  Consultant Agreement between David L. Watford, dba
REAL Solutions and Acumenics dated October 1, 1995.

          12.  Consultant Agreement between Lawrence A. Wells and
Acumenics dated March 10, 1994.

          13.  Equipment and Software Purchase Agreement between
Acumenics and Softmatic Corporation dated June 1, 1995.







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